UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 27, 2023
(Date of earliest event reported)



(Exact name of Registrant as specified in its charter)
TERRA ENERGY AND RESOURCE TECHNOLOGIES INC.

(State or other jurisdiction
of incorporation)

(Commission File Number)

(IRS Employer
Identification Number)
Delaware                  333-90272            56-1940918
2405 Essington Rd. B109
(Address of principal executive offices)
Joliet, Illinois
60435
(ZIP Code)

(312)613-4564
(Registrant's telephone number, including area code)
Previous Address:    99 Park  Ave. 16th Floor, New York, NY 10016
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(230.405 of this chapter)
or Rule 12b-2 of the Securities Exchange Act of 1934
(240.12b-2 of this chapter).
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 2 Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.


In November of 2022, Terra Energy and Resources Technologies Inc. entered into an agreement to acquire Maverick Oil and Gas and Barrington Resources. In the course of our attempts to complete the deal, the CEO and President of the Acquisition targets, Brian Carr had passed away. Upon his passing, Terra Energy was informed of many negative material events that have not been previously disclosed. As no tender had been issued at this point, Terra Energy has decided to simply walk away from this acquisition as we believe it is in the best interests of our shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA ENERGY AND RESOURCE TECHNOLOGIES INC.
By: /s/ Anthony V Saviano
Anthony V Saviano
Chief Executive Officer
Dated: April 27, 2023